UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2015

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 18, 2015, Ingredion Incorporated, a Delaware corporation (the “Company”) and Bank of America, N.A. (the “Lender”), entered into an amendment to the Term Loan Credit Agreement (“Credit Agreement”) dated as of July 10, 2015 by and between the Company and the lenders party hereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “First Amendment”). The First Amendment amends the definition of Change in Control in the Credit Agreement to limit the circumstances in which a change in the composition of the board of directors of the Company will constitute a Change in Control under the Credit Agreement. A Change in Control under the Credit Agreement constitutes an “Event of Default” under the Credit Agreement. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 4.13 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.13 First Amendment to Term Loan Credit Agreement dated as of September 18, 2015, by and between Ingredion Incorporated and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015	INGREDION INCORPORATED

	By:	/s/ Jack C. Fortnum
	Name:	Jack C. Fortnum
	Title:	Executive Vice President, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.13	First Amendment to Term Loan Credit Agreement dated as of September 18, 2015, by and between Ingredion Incorporated and Bank of America, N.A.

4